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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 29, 2002 relating to the financial statements and financial statement schedules, which appears in Authentidate Holding Corp.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Albany, New York
June 13, 2003

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